CONSULTING AGREEMENT

        THIS AGREEMENT, made and entered as of April 17, 1996 by and between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and JOSEPH W. CARLSON, a resident of Wisconsin ("Carlson"),

        WHEREAS, Carlson has been employed the Company as its President and Secretary until his retirement on April 16, 1996 and as its Chief Financial Officer and Treasurer from the Company's inception until January 1995; and

        WHEREAS, Carlson retired on April 16, 1996 as an executive officer of the Company and the Company desires to be assured of the services of Carlson as a consultant on the terms and conditions set forth in this Agreement,

        NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Consulting Services. During the Consulting Period (as defined below), the Company hereby retains Carlson to render consulting services and advice to or on behalf of the Company and its subsidiaries, including LifeUSA Insurance Company and LifeUSA Securities, Inc., and Carlson agrees to provide such consulting services in accordance with this Agreement. During the Consulting Period, Carlson shall render to the Company or its subsidiaries such consulting and advisory services as the Company may reasonably request, including but not limited to finance and accounting matters, financial projections, reinsurance matters and administration, and shall consult with officers of the Company or its subsidiaries from time to time regarding any policy or operational matters concerning the Company or its subsidiaries as to which such officers shall reasonably request his knowledge or advice; provided that the Company may not, without the consent of Carlson, request extensive travel by Carlson or unreasonably interfere with Carlson's other activities. In addition, Carlson will continue to serve on the Board of Directors of the Company and LifeUSA Insurance Company without any additional compensation or directors fees (whether in cash or stock options) until the annual meeting of shareholders in 1997. The term "Consulting Period" shall mean the one year period beginning on the date hereof and ending on April 16, 1997.

        2. Compensation. In consideration of the consulting services to be provided by Carlson to the Company and its subsidiaries during the Consulting Period and the other covenants and agreements contained in this Agreement, the Company shall pay Carlson the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) per annum in equal monthly installments commencing on the first day of each month during the Consulting Period. Upon submission of appropriate receipts therefor and subject to the prior approval of the proper officers of the Company, Carlson shall be reimbursed for all out-of-pocket expenses reasonably incurred by him for or on behalf of the Company or the subsidiaries in connection with services requested by the Company and provided by him. In addition, during the Consulting Period, the Company shall provide Carlson such health insurance benefits as the Company provides to its employees to the same extent as the Company provides health insurance benefits to its employees.

        3. Relationship. It is expressly understood and intended by the parties hereto that Carlson, in performing the services to be performed by him hereunder, shall be acting as an independent contractor and not as an employee of the Company, and that Carlson shall not be entitled to any employee benefits of the Company.

        4. Confidentiality. Carlson will hold in a fiduciary capacity for the benefit of the Company or its subsidiaries all secret or confidential information or data concerning the Company or its subsidiaries obtained by Carlson prior hereto or during his services as consultant hereunder and will not, during the Consulting Period or after termination of the Consulting Period, communicate or divulge any such information, knowledge or data to any person, firm or corporation or other entity other than the Company, employees of the Company or its subsidiaries who need such information to perform their duties, and persons, firms or corporations designated in writing by the Company.

        5. Non-competitive Services. During the consulting Period, Carlson agrees that he shall not, without the prior written consent of the Company, "engage or be interested, directly or indirectly," whether alone or together with or on behalf of or through any other person, firm, association, trust, venture or corporation, whether as sole proprietor, partner, shareholder, agent, officers, director, employee, technical adviser, lender, trustee, beneficiary, or otherwise, in any "restricted business" within the United States. The term "restricted business" means the life insurance business. The term "engage or be interested, directly or indirectly" shall include giving advice or technical or financial assistance, by loan, guarantees, stock transactions or in any manner to any person, firm, association, trust, venture or corporation engaged in a "restricted business" in the United States other than the Company or its subsidiaries, except for a passive investment in any public company provided that such investment shall not exceed 1% of any class of such company's securities.

        6. Severability. In the event that any provision of this Agreement is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for such duration and for such area as said court may determine reasonable under the circumstances.

        7. Injunctive Relief. In recognition of the irreparable harm that a violation of the restrictive covenants under paragraph 5 would cause to the Company, Carlson agrees that, in addition to any other relief afforded by law, an injunction against such violation or violations may be issued against him and every other person concerned thereby, it being the understanding of the parties hereto that both damages and an injunction shall be proper modes of relief and are not to be considered as alternative remedies.

        8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or two days after such notice has been transmitted by telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

        (a) If to the Company:

            Life USA Holding, Inc.
            Suite 700 Interchange North Building
            300 South Highway 169
            Minneapolis, MN 55425

            Attn: Chief Executive Officer

        (b) If to Carlson:

            Joseph W. Carlson
            1266 Highway 35
            Hudson, WI 54016

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

        9. Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota (other than the choice of law principles thereof). The parties hereto consent and agree that any action arising out of this Agreement shall be maintained in any court of competent jurisdiction in Hennepin County, Minnesota.

        10. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties regarding the subject matter hereof and supersedes all prior understandings, and may not be modified or amended except by a writing signed by both parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             LIFE USA HOLDING, INC.

                             By /s/ Robert W. MacDonald
                                Robert W. MacDonald
                                Chairman and Chief Executive
                                    Officer


                                /s/ Joseph W. Carlson
                                Joseph W. Carlson